Exhibit 99.3

ARMADA HOFFLER PROPERTIES TO HOST INVESTOR DAY

VIRGINIA BEACH, VA, September 20, 2013—Armada Hoffler Properties, Inc. (NYSE: AHH), announced that it will host an Investor Day on Tuesday, Sept. 24, 2013. The Company will webcast the presentations by the Armada Hoffler management team, beginning at 12:30 p.m. EDT.

To access the broadcast, listeners should go to the Investor Relations page of the Company’s website, www.ArmdaHoffler.com, at least 10 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. For those unable to listen to the live broadcast, an online replay will be available on the Company’s website until midnight, October 8, 2013.

About Armada Hoffler Properties, Inc.

Armada Hoffler Properties, Inc. is a full service real estate company with extensive experience developing, building, owning and managing high-quality, institutional-grade office, retail and multifamily properties in attractive markets throughout the Mid-Atlantic United States. The Company has elected to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes.

Contact:

Julie Loftus Trudell

Armada Hoffler Properties, Inc.

Vice President of Investor Relations

Email: JTrudell@ArmadaHoffler.com

Phone: (757) 366-6620

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